                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                                CORE-MARK L.L.C.


                                       AND


                          CORE-MARK INTERNATIONAL, INC.




                                  JUNE 17, 1996

                            STOCK PURCHASE AGREEMENT

          AGREEMENT, made this 17th day of June, 1996, by and between Core-Mark L.L.C., a Delaware limited liability company (hereinafter referred to as "Seller"), and Core-Mark International, Inc., a Delaware corporation (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H :

          WHEREAS, Seller currently owns 100 shares of common stock, par value $0.01 per share, of Purchaser (the "Common Stock"), which, as of the date hereof, represents all of the issued and outstanding capital stock of Purchaser; and
          WHEREAS, immediately following the issuance and sale by Purchaser of
38.70968 shares of its Common Stock to CM/J Acquisition, LLC, a Delaware limited liability company (hereinafter referred to as "CAC"), pursuant to the terms of the Stock Subscription Agreement, dated the date hereof, between Purchaser and CAC (the "CAC Subscription Agreement"), Seller will sell to Purchaser, and Purchaser will purchase from Seller, 87.09677 shares of Common Stock (the "Seller Shares"), for the purchase price and upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. PURCHASE AND SALE OF SHARES; PURCHASE PRICE. (a) On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, at the Closing (as hereinafter defined), the Seller Shares.

          (b) The total purchase price to be paid by Purchaser for the Seller Shares (the "Purchase Price") shall be $125,000,000 plus the Additional Consideration (as hereinafter defined), which Purchase Price shall be payable in U.S. dollars in immediately available funds.

          (c) Any funds held pursuant to the Escrow Agreement (as defined in the CAC Subscription Agreement) at the termination thereof following the distribution to CAC of all payments therefrom to which it is entitled shall be distributed by the escrow agent in the manner to be determined by the members of Seller, which distribution of the remaining funds held pursuant to the Escrow Agreement shall constitute additional consideration for the Seller Shares (the "Additional Consideration").

          2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

          (a) ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and carry on its business as it is now being conducted.

          (b) EXECUTION OF AGREEMENT. Purchaser has the corporate power and authority to enter into this Agreement and to carry out the transaction contemplated hereby. The


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

execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

          (c) NO RESTRICTION. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not conflict with or result in a breach of any applicable law or judicial or administrative order or decree or any terms of any agreement to which Purchaser is a party, except for such conflicts and breaches of any agreement that in the aggregate have no reasonable likelihood of having a material adverse effect on Purchaser's ability to consummate the transaction contemplated by this Agreement, nor will it violate any of the provisions of Purchaser's organizational documents.

          (d) GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or filing with, any governmental authority on the part of Purchaser is required in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

          3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

          (a) ORGANIZATION AND GOOD STANDING. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own its properties and carry on its business as it is now being conducted.

          (b) EXECUTION OF AGREEMENT. Seller has the requisite power and authority to enter into this Agreement and to carry out the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by
all necessary action on the part of Seller.   This Agreement has been duly
executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

          (c) NO RESTRICTION. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not conflict with or result in a breach of any applicable law or judicial or administrative order or decree or any terms of any agreement to which Seller is a party, except for such conflicts and breaches of any agreement that in the aggregate have no reasonable likelihood of having a material adverse effect on Seller's ability to consummate the transaction contemplated by this Agreement, nor will it violate any of the provisions of Seller's organizational documents.

          (d) GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or filing with, any governmental authority on the part of Seller is required in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

          (e) OWNERSHIP OF SELLER SHARES. Seller owns and has good and valid title to the Seller Shares free and clear of all security interests, liens, claims and similar encumbrances.

          4. CONDITIONS PRECEDENT TO PURCHASER'S AND SELLER'S OBLIGATIONS. The obligations of Purchaser and Seller to consummate the sale and purchase of the Seller Shares on the Closing Date is conditioned only upon the occurrence of the consummation of the transactions contemplated by the CAC Subscription Agreement.

          5. CLOSING DATE; CLOSING. (a) The closing hereunder (herein called the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, N.Y. 10153 immediately following the consummation of the transactions contemplated by the CAC Subscription Agreement. The date of the Closing is referred to in this Agreement as the "Closing Date".

          (b) At the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser certificates representing the Seller Shares duly endorsed in blank or accompanied by duly executed stock powers as requested by Purchaser.

          (c) At the Closing, Purchaser shall cause the wire transfer of $125,000,000 in U.S. dollars in immediately available funds to be made to an account specified by Seller.

          6. EXPENSES. Provided that the transactions contemplated by this Agreement and the CAC Subscription Agreement are consummated, Seller hereby agrees to be responsible for and to pay all costs and expenses incurred by it and Purchaser in connection with the transactions contemplated by the CAC Subscription Agreement and this Agreement, including without limitation, the fees and expenses of Lazard Freres & Co. LLC, Weil, Gotshal & Manges LLP, Kessal, Young & Logan and Purchaser's accountants and advisors. All such costs and expenses shall be paid to Purchaser simultaneously with the Closing. From and after the time the transactions contemplated by this Agreement and the CAC Subscription Agreement are consummated, Seller will indemnify and hold Purchaser and CAC harmless from and against any and all liability to which Purchaser or CAC may be subjected by reason of any broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement or the CAC Subscription Agreement to the extent such fee is attributable to any action undertaken by or on behalf of Seller or Purchaser. If the CAC Subscription Agreement and this Agreement are terminated without the consummation of the transactions contemplated thereby and hereby, Purchaser will be responsible for and pay the expenses incurred by it and Seller pursuant to the CAC Subscription Agreement and this Agreement.

          7. NO INCONSISTENT ACTIVITIES. Seller will not solicit, and will direct its members, officers and other representatives not to, directly or indirectly encourage, or participate in any way in discussions or negotiations with, or provide any information or assistance to any third party concerning the acquisition of shares of capital stock of Purchaser or a substantial portion of the total assets of Purchaser (whether by merger, purchase of assets or otherwise). Seller will promptly communicate to Purchaser and CAC the terms of any proposal or contact it may receive in respect of any such transaction. Seller shall not release any third party from any confidentiality or standstill agreement to which Seller is a party without the prior written consent of CAC.

          8. SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would result to the parties and to CAC if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement, including, without limitation, their respective rights and obligations to sell and to purchase the Seller Shares, shall be enforceable by the parties and by CAC a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          9. TERMINATION. This Agreement may be terminated only if the CAC Subscription Agreement is terminated, in which event this Agreement automatically shall terminate. In the event that this Agreement shall be terminated pursuant to this Section 9, all further obligations of the parties under this Agreement shall terminate without further liability of either party to the other.

          10. NOTICES. Any notice or other communication hereunder may be given to a party at its address set forth below or to such other address as such party shall have given notice of pursuant hereto. Any notice shall be in writing and sent by registered or certified mail, postage prepaid, return receipt requested, by facsimile, by personal delivery or reputable overnight courier. Notices shall be deemed to have been given in case of personal delivery when receipt has been confirmed, in the case of delivery to a reputable overnight courier, on the next day, in the case of mail, on the third business day following deposit in the mails and in the case of facsimile, when telecopied with confirmation of transmission.

          In the case of Purchaser:

                    Core-Mark L.L.C.
                    395 Oyster Point Blvd., Suite 415
                    South San Francisco, CA 94060
                    Attention:     Gary L. Walsh
                    Telecopy: 415-952-4284



          In the case of Purchaser:

                    Core-Mark International, Inc.
                    395 Oyster Point Blvd., Suite 415
                    South San Francisco, CA 94060
                    Attention:  Leo F. Korman
                    Telecopy:  415-952-4284

          11. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

          12. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other party hereto.

          13. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          14. APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York.

          15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          16. PRESS RELEASE. Prior to the Closing or thereafter, Seller shall not make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of Purchaser and CAC or, if disclosure is required by law, without prior consultation with Purchaser and CAC.

          17. THIRD PARTY BENEFICIARY; AMENDMENT. This Agreement is for the benefit of the parties hereto and for the benefit of CAC. The parties acknowledge and agree that CAC, as a third party beneficiary of this Agreement, is executing the CAC Subscription Agreement in reliance on this Agreement and CAC may enforce this Agreement as if it were a party hereto. The parties agree that this Agreement will not be amended without the prior written consent of CAC.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                     CORE-MARK L.L.C.



                     By:
                          /s/ Gary L. Walsh
                          ------------------------------
                          Name:  Gary L. Walsh
                          Title: Managing General Partner of CMI Parntership, Holder of all the Class A Interests


                     CORE-MARK INTERNATIONAL, INC.



                     By:
                          /s/ Leo F. Korman
                          ------------------------------
                          Name:  Leo F. Korman
                          Title: Senior Vice President

                                 AMENDMENT NO. 1

                                       TO

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                CORE-MARK L.L.C.

                                       AND

                          CORE-MARK INTERNATIONAL, INC.



                                 AUGUST 6, 1996

                               AMENDMENT NO. 1 TO

                            STOCK PURCHASE AGREEMENT

          AMENDMENT NO. 1, made this 6th day of August, 1996, by and between Core-Mark L.L.C., a Delaware limited liability company (hereinafter referred to as "Seller"), and Core-Mark International, Inc., a Delaware corporation (hereinafter referred to as "Purchaser").
                              W I T N E S S E T H :

          WHEREAS, Seller and Purchaser are parties to the Stock Purchase Agreement, dated June 17, 1996 (the "Agreement"); and

          WHEREAS, Seller and Purchaser wish to amend the Agreement in certain respects, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Agreement are used herein as defined therein.

          2. AMENDMENTS. Effective as of the date hereof, the Agreement is hereby amended as follows:

               (a) The second "WHEREAS" clause in the recitals to the Agreement shall be amended to read, in its entirety, as follows:

                    "WHEREAS, immediately following the issuance and sale by Purchaser to CM/J Acquisition, LLC, a Delaware limited liability company (hereinafter referred to as "CAC"), of 26.61290 shares of its Common Stock and a Subordinated Note (as defined in the CAC Subscription Agreement) with an original issue price of $18,750,000, pursuant to the terms of the Stock Subscription Agreement, dated the date hereof, between Purchaser and CAC (the "CAC Subscription Agreement"), Seller (or assigns) will sell to Purchaser, and Purchaser will purchase from Seller (or assigns), 91.12903 shares of Common Stock (the "Seller Shares"), for the purchase price and upon the terms and conditions hereinafter set forth;

          (b) Section 1 of the Agreement shall be amended to read, in its entirety, as follows:

          "1. PURCHASE AND SALE OF SHARES; PURCHASE PRICE. (a) On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, at the Closing (as hereinafter defined), the Seller Shares.

          (b) The total purchase price to be paid by Purchaser for the Seller Shares (the "Purchase Price") shall be $131,250,000 plus the Additional Consideration (as hereinafter defined), which Purchase Price shall be payable
(i) $125,000,000 in U.S. dollars in immediately available funds, and (ii) the remainder by delivery of Subordinated Notes with an original issue price of $6,250,000.

          (c) Any funds held pursuant to the Escrow Agreement (as defined in the CAC Subscription Agreement) at the termination thereof following the distribution to CAC of all payments therefrom to which it is entitled shall be distributed by the escrow agent in the manner to be determined by the members of Seller (or assigns)n, which distribution of the remaining funds held pursuant to the Escrow Agreement shall constitute additional consideration for the Seller Shares (the "Additional Consideration")."

          (c) Section 5(c) of the Agreement shall be amended to read, in its entirety, as follows:

          "(c) At the Closing, Purchaser shall (i) cause the wire transfer of $125,000,000 in U.S. dollars in immediately available funds to be made to an account specified by Seller and shall issue and deliver Subordinated Notes with an aggregate original issue price of $6,250,000 as specified on Schedule 3(b) to the CAC Subscription Agreement."


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

          3. EFFECTIVENESS. This Amendment No. 1 shall become effective upon the amendment of the CAC Subscription Agreement as provided herein, which the Company represents has occurred concurrently with the execution of this Amendment No. 1.

          4. MISCELLANEOUS. Except as provided herein, the Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Stock Purchase Agreement on the day and year first above written.


                         CORE-MARK L.L.C.



                         By:  /s/ Gary L. Walsh
                              ------------------------------
                              Name:  Gary L. Walsh
                              Title: Managing General Partner of CMI
                                     Partnership, holder of all the Class A
                                     Interests


                         CORE-MARK INTERNATIONAL, INC.



                         By:  /s/ Leo F. Korman
                              ------------------------------
                              Name:  Leo F. Korman
                              Title: Senior Vice President


                                        4